EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 26, 2020, relating to the consolidated statement of financial condition of Millburn Ridgefield Corporation and Subsidiary as of December 31, 2019, in Amendment No. 1 to Registration Statement No. 333-229651 on Form S-1 (“Registration Statement”), and to the reference to us under the caption “Experts” in such Registration Statement.

/s/ CohnReznick LLP

New York, New York

April 24, 2020